UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 05, 2025

HCW Biologics Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40591	82-5024477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 N. Commerce Parkway
Miramar, Florida		33025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 954 842-2024

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HCWB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on August 12, 2024, HCW Biologics Inc. (the “Company”) received written notices from the Listing Qualifications Staff (“Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) which notified the Company that, for the 30 consecutive business days ended August 6, 2024, the Company’s security did not maintain a minimum bid price of $1 per share, in accordance with Nasdaq Listing Rule 5810(c)(3)(A) (“Bid Price Rule”). Also on August 12, 2024, the Company received written notification from the Staff that for the 30 consecutive business days ended August 8, 2024, the Company’s market value of publicly held securities (“MVPHS”) closed below the $15,000,000 MVPHS threshold required for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5450(b)(2)C) (the “MVPHS Rule”). The Company was granted a compliance period of 180 calendar days from the date of the notice (“Compliance Period”) for these delinquencies, in accordance with Nasdaq Listing Rule 5810(c)(3)(A) for the Bid Price Rule and Nasdaq Listing Rule 5450(b)(2)C) for the MVPHS Rule. The Company did not regain compliance with the Bid Price Rule by February 3, 2025 or the MVPHS Rule by February 4, 2025. Accordingly, by letter dated February 5, 2025, the Staff notified the Company that its securities were subject to delisting from Nasdaq unless the Company timely requests a hearing before the Nasdaq Hearing Panel (the “Panel”).

As previously disclosed on December 23, 2024, the Company received written notice from the Staff regarding for the 30 consecutive business days ended June 17, 2024, the Company’s market value of listed securities (“MVLS”) closed below the $50,000,000 MVLS threshold required for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5450(b)(3)(A) (the “MVLS Rule”).

The Company was granted a request for a hearing before the Nasdaq Hearing Panel (the “Panel”), which request will stay any further action by Nasdaq pending any extension that may be granted to the Company following the hearing. At the hearing, the Company will present its plan to evidence compliance with all applicable listing criteria, including the MVLS Rule, the Bid Price Rule and the MVPHS Rules; however, there can be no assurance that the Panel will grant the Company’s request for continued listing or that the Company will be able to evidence compliance within the period of time that may be granted by the Panel. The Panel has the authority to grant the Company an extension of up to 180 days from the date of the Nasdaq Staff’s determination letter the Company received on December 17, 2024. The Company is considering all options available to it to regain compliance with all Listing Rules; however, there can be no assurance that the Panel will grant the Company’s request for continued listing or that the Company will be able to evidence compliance within the period of time that may be granted by the Panel.

Item 8.01 Other Events.

As previously disclosed in the Company’s Form 8-K filed on December 23, 2024, pursuant to applicable Nasdaq Rules, the Company issued a press release on December 23, 2024 announcing receipt of a Nasdaq Staff determination letter, for noncompliance with the MVLS Rule for Nasdaq Global Market tier, as required, with a description of each specific basis and concern identified by Nasdaq in that letter.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCW BIOLOGICS INC.

Date:	February 7, 2025	By:	/s/ Hing C. Wong
Hing C. Wong, Founder and Chief Executive Officer